UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

PENN MILLERS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 31, 2011

Dear Shareholders:

Please join us for Penn Millers Holding Corporation’s second Annual Meeting of Shareholders on Wednesday, May 11, 2011, at 2:00 p.m. (Eastern Time) at our office at 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, by mail, or you may vote in person at the Annual Meeting.

Thank you for your continued support of Penn Millers.

Sincerely,

Douglas A. Gaudet
President and Chief Executive Officer

PROXY VOTING METHODS

If, at the close of business on March 16, 2011, you were a shareholder of record or held shares through our Employee Stock Ownership Plan or a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. You can vote by mail by requesting a paper copy of these proxy materials, which will include a voting instruction card. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement beginning on page 1.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 3:00 AM (Eastern Time) on May 11, 2011 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvotenow.com/pmic and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 9-digit Control Number included on your meeting notice to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial (866) 289-1737 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 9-digit Control Number included on your meeting notice in order to vote by telephone.

BY MAIL

You may at any time request paper copies of these proxy materials, which will include a voting instruction card (i.e. proxy card).

•	When you receive your proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

PENN MILLERS HOLDING CORPORATION

72 North Franklin Street, P.O. Box P
Wilkes-Barre, Pennsylvania 18773-0016
Telephone: (800) 233-8347

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m. (Eastern Time) on Wednesday, May 11, 2011
PLACE	The offices of Penn Millers Holding Corporation at:
72 North Franklin Street Wilkes-Barre, Pennsylvania 18701-1301
ITEMS OF BUSINESS	1. To elect the three Class II directors and one Class III director listed herein.
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.
3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 16, 2011.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing and signing a proxy card and returning it by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Michael O. Banks
Executive Vice President, Chief Financial Officer &
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting of Shareholders to Be Held on May 11, 2011

The accompanying proxy statement and our Annual Report on Form 10-K are available at
http://www.cfpproxy.com/6717

PENN MILLERS HOLDING CORPORATION

PROXY STATEMENT

PROXY STATEMENT

PENN MILLERS HOLDING CORPORATION

72 North Franklin Street, P.O. Box P
Wilkes-Barre, Pennsylvania 18773-0016
Telephone: (800) 233-8347

GENERAL INFORMATION

Why am I being provided with these materials?

We have made these proxy materials available to you by mail or on the Internet in connection with the solicitation by the Board of Directors (the “Board”) of Penn Millers Holding Corporation (the “Company” or “Penn Millers”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 11, 2011 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the meeting and vote your shares in person.

How can I request paper copies of these materials?

If you want to receive a paper copy of these documents, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for these reports by April 29, 2011 to facilitate timely delivery. You will need your 9-digit Shareholder Control Number that can be found in the lower right hand corner of the letter you received announcing the Annual Meeting. Then, either:

•	Call our toll-free number, (800) 951-2405; or

•	Visit our website at http://www.cfpproxy.com/6717; or

•	Send us an email at fulfillment@rtco.com.

You will need to enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line. You will have the opportunity to make your request for paper copies apply to all future shareholder meetings, which you may later revoke at any time.

What am I voting on?

There are two proposals scheduled to be voted on at the meeting:

•	Election of the three Class II directors and one Class III director listed in this Proxy Statement (Proposal No. 1).

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal No. 2).

Who is entitled to vote?

Shareholders as of the close of business on March 16, 2011 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 4,939,130 shares of common stock outstanding and eligible to vote. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); or

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the aggregate voting power of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). We believe that under current Securities and Exchange Commission (SEC) rules, Proposal No. 2, relating to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, is the only proposal for which your broker will have discretionary authority to vote your shares at the Annual Meeting. On the Record Date, 4,939,130 shares of our common stock were outstanding and eligible to vote.

How many votes are required to approve each proposal?

For Proposal No. 1, the election of three Class II directors and one Class III director, the three Class II candidates and one Class III candidate receiving the most votes will be elected to the Board of Directors.

For Proposal No. 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, a majority of the votes cast at the meeting must be voted “FOR” the proposal to be approved.

How are votes counted?

You may vote “FOR” or “AGAINST” each of the nominees for the Board, or you may “WITHHOLD” authority to vote for one or more nominees. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the other proposal. With respect to the election of directors, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, a “WITHHOLD” vote will have no effect on the outcome of the election of directors.

Under Pennsylvania law, abstentions are not treated as votes cast and therefore will have no effect in determining whether Proposal No. 2 is approved.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” Proposal No. 2 as recommended by the Board.

Who will count the vote?

Representatives of Registrar and Transfer Company will tabulate the votes and three representatives of Penn Millers Holding Corporation will act as the judges of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the three Class II nominees and “FOR” the one Class III nominee to the Board set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011.

How do I vote my shares without attending the Annual Meeting?

You may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvotenow.com/pmic and by following the instructions on how to complete an electronic proxy card. You will need the 9-digit Control Number included on your proxy card in order to vote by Internet.

•	By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing (866) 289-1737 and by following the recorded instructions. You will need the 9-digit Control Number included on your proxy card in order to vote by telephone.

•	By Mail — You may request paper copies of these proxy materials which will include a proxy card. You may vote by mail by indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 3:00 AM (Eastern Time) on May 11, 2011 for the voting of shares held by shareholders of record or held in street name. Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 10, 2011.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your annual meeting notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or proxy card so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one annual meeting notice or proxy statement on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each annual meeting notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 10, 2011;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 3:00 AM. (Eastern Time) on May 11, 2011;

•	Submitting a properly signed proxy card with a later date that is received no later than May 10, 2011; or

•	Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your annual meeting notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Penn Millers Holding Corporation common stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all shareholders must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, including the adjournment of the Annual Meeting, and you are a shareholder of record and have submitted a proxy card, the persons named as proxyholders in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or other form of permissible communication.

Penn Millers’ Commitment to Shareowner-Sensitive Governance

1. Separation of Chair and CEO Positions.  As a matter of longstanding policy, and in order to ensure that the board of directors is an effective and independent monitor and overseer of management, the position of Chief Executive Officer and the position of Chair of the Board of Directors are held by different individuals. The Chair of the Board is required to be an “independent director” as defined by NASDAQ standards.

2. Director Independence.  Other than the CEO, every member of the Board is an “independent director,” with standards more strict than NASDAQ standards. Thus, for example, an executive of the Company whose employment is terminated must resign from the Board, and former executives of the Company are not permitted to serve on the Board. The CEO is not a member of the Audit, Compensation, or Governance committees of the Board.

3. No Conflicts of Interest on the Board.  Other than the CEO, no member of the Board receives any payment, directly or indirectly from the Company except director fees and travel expenses (and, if the Company were to decide to pay dividends on its shares, such dividends). Thus, for example, other than his/her services as an independent director, no independent director (and no member of an independent director’s family or firm) sells any goods or services to the Company. To ensure the effectiveness of these standards, the Governance Committee reviews the annual conflict-of-interest disclosures of all Board members.

4. Executive Sessions.  Every Board meeting and every Board committee meeting includes at least one executive session from which all members of management, including the CEO, are excused. These sessions are far from formalities. Instead, they involve extensive, candid discussion of how the Company and its leaders are performing.

5. Proactive Governance Committee.  The Governance Committee takes very seriously its responsibility to ensure the effectiveness of the Board and Board committees, to build the talent and effectiveness of Board members, and to plan for succession of Board members and Board leaders. The Governance Committee regularly reviews and benchmarks “best practices,” considers carefully which of those practices will work well for Penn Millers and its constituents, and conducts strategic discussions centering on what specific qualities are most desired in filling upcoming vacancies for directors and Board leaders.

6. Effective Meetings.  Board agendas and meetings are carefully planned to ensure adequate time for thoughtful discussion, rather than passive receipt of presentations. In connection with most meetings and where possible, Board and committee members receive materials a week in advance of the meeting date, in order to ensure they have adequate time to conduct a meaningful review. Board members’ meeting and committee meeting attendance in 2010 was 92%, which was consistent with attendance in prior years. While these practices ensure meaningful discussions and analysis, and at times, debate, the Board maintains an environment of civility and collegiality that encourages Board members to ask questions. To ensure ongoing education and skill-building for Board members, Board meetings and Board committee meetings regularly include education modules with outside experts. Where necessary, Board members are in contact with management and outside advisors outside of these meetings to ensure that action items resulting from these discussions are completed and in order to ensure that they maintain appropriate levels of oversight.

7. Self-Funded Stock Ownership.  Directors and officers walk in the shoes of the shareholders. In the initial public offering, each director and officer made a substantial investment in shares of the Company. That investment was made with cash from the individual’s own pocket, with no loan or other assistance of any kind from the Company. The Board established an ownership target for each non-management director of an equivalent value of three times the individual’s annual retainer. Each new director is expected to meet or exceed this target within three years of his or her initial election to the Board. All directors who have served for three or more years have achieved stock ownership levels in excess of the amount required. No director or officer has ever sold stock of the Company. No director or officer has ever entered into any kind of hedging or derivative arrangement intended to reduce the impact upon the director or officer of fluctuations in the stock price.

8. Focus on Risk Management.  Every Board committee, and the Board as a whole, has a defined role in enterprise risk management. Specifically, the Audit Committee focuses on risks relating to loss reserving, risks related to internal controls, and coordination of the Board’s role in risk oversight; the Compensation Committee works to ensure that executive compensation programs are designed to motivate executives to embrace the risks that will build the business in the interests of shareholders and other constituents and to steer clear of risks that are not in the best interests of such constituents; the Finance Committee focuses on risks to the Company’s assets; and the Board as a whole focuses on business risks including underwriting, claims, and catastrophic losses, as well as reputational and other risks.

9. Culture of Accountability.  Every individual in the organization is subject to regular performance evaluation. This includes the CEO, the Chair of the Board of Directors, every independent director, every Board committee, and the Board itself.

At the conclusion of every Board meeting, every Board member evaluates that meeting against our standards and aspirations. Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. These evaluations cover a wide range of topics including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the committee charters, which are posted on our website at www.pennmillers.com under Investors: Corporate Governance. The evaluation processes are designed to maximize candor and effectiveness of feedback.

10. Tight Connection Between Shareholder Value and Executive Compensation.  As spelled out in detail in its report, the Compensation Committee has focused its efforts on linking executive pay to shareholder wealth. Executives have a very high percentage of their potential total compensation at risk, tied directly to those objective financial measures that the board of directors believes are most likely to build value for shareholders over the long term. When the Company fails to meet the return on equity threshold for the short term incentive plan, which occurred in 2010, no executive receives a bonus. The long term incentive plan uses a combination of stock options and performance-based cash awards that must be used to purchase company stock. For the 2011 - 2013 plan period, the performance measure will be book value growth. In the previous plan years it was based upon book value per share. While the board believes attractively priced share repurchases can create value for shareholders, and can be in the best interest of shareholders, we do not believe management should be able to achieve performance goals by repurchasing shares.

11. Independent Experts.  The Board of Directors seeks independent advice in significant matters involving the potential for conflicting interests. In addition, our committee charters provide to our committees the authority to independently select and to employ experts, counsel, or other consultants to be paid by the Company, to assist our committees in effectively carrying out their duties, including educating our Board members on new governance developments. For example, the outside consultants who advise the Board on executive compensation were selected by the Board’s Compensation Committee, report directly to the independent chair of that committee, and perform no services for management.

12. Conduct Codes.  We maintain a Code of Business Ethics and Conflicts of Interest Policy, which is applicable to all of our directors, officers and employees. This code of conduct policy sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, and business ethics. This policy may be found on our website at www.pennmillers.com under Investors: Corporate Governance: Code of Conduct for Directors and Employees. All employees, executive officers and directors are required to certify as to their familiarity and compliance with the Code of Business Ethics and Conflicts of Interest Policy.

We maintain a Code of Business Conduct for Senior Financial Officers, which includes our Chief Executive Officer, Chief Financial Officer, and Controller. This code of conduct policy sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, business ethics, and the integrity of our internal control systems and financial reporting. This policy may be found on our website at www.pennmillers.com under Investors: Corporate Governance: Code of Conduct for Senior Financial Officers.

We maintain an Ethics Helpline by which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is serviced by an independent company and is available 7 days a week, 24 hours a day. The helpline has a toll-free number for our employees and employees can report integrity concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation or discipline against an employee who raises an ethical concern in good faith. Once a complaint is alleged, the report is forwarded to the Chairman of, or another designated member of, our Governance Committee, which is responsible for oversight of the helpline. Our Governance Committee coordinates with management and outside resources, as appropriate, to investigate the matter, and any ethical or compliance-related issues will not be closed until they have been addressed to his satisfaction. Any matter reported to the Governance Committee that involves accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls, is required to be reported promptly to the Audit Committee, and these committees will coordinate, to the extent necessary, the investigation and resolution of the matter.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of Heather M. Acker, F. Kenneth Ackerman, Jr., E. Lee Beard, Dorrance R. Belin, John L. Churnetski, John M. Coleman, Douglas A. Gaudet, Kim E. Michelstein, Robert A. Nearing, Donald A. Pizer, and James M. Revie, each of whom also presently serves as a director of our direct subsidiary, PMMHC Corp., and our indirect insurance company subsidiary, Penn Millers Insurance Company. The Board of Directors is divided into three classes with each director serving a three-year term with approximately one-third of the directors being elected at each annual meeting of shareholders.

The Class II directors elected at the Annual Meeting will hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified. Ms. Beard was appointed by the Board on January 26, 2011. If elected as a Class III director, her term will expire in 2012. The Board has appointed Ms. Beard as a Class III director in order to diversify the allocation of experience and skill sets across all the director classes.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement, as filed with the SEC, intend to vote the proxies held by them for the election of the nominees named below. The proxies cannot be voted for more than three Class II candidates and one Class III nominee for director. If any of the nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

The following table sets forth information regarding the age and length of service of our current directors.

	Age at
	March 31,	Director	Position with
	2011	Since(1)	Penn Millers

Heather M. Acker	59	2004	Director
F. Kenneth Ackerman, Jr.	72	1979	Chairman & Director
E. Lee Beard	59	2011	Director
Dorrance R. Belin	72	1998	Vice Chairman & Director
John L. Churnetski	70	1997	Director
John M. Coleman	61	2007	Director
Douglas A. Gaudet	56	2005	President and CEO & Director
Kim E. Michelstein	58	1998	Director
Robert A. Nearing, Jr.	67	1997	Director
Donald A. Pizer	66	2009	Director
James M. Revie	74	1990	Director

(1)	Indicates year first elected as a director of Penn Millers Insurance Company

James M. Revie will retire from the Board of Directors at the completion of our annual meeting. We thank Mr. Revie for his twenty one years of Board service and leadership with Penn Millers. We wish him well in his future endeavors. On January 26, 2011, the Board appointed Ms. Beard as a Director and nominated her for election by the shareholders to serve as a Class III Director with a term expiring in 2012.

As described on our website, www.pennmillers.com, under Investors: Corporate Governance: Director Recruitment Criteria, we maintain high standards for the recruitment of our directors. In identifying candidates, we examine the candidate’s personal attributes, skills, professional experience and achievements and then evaluate how these attributes, skills, experiences and achievements help the Board fulfill voids in certain competencies.

We believe that the Board, as a whole, should possess core competencies in the following areas: strategic planning, management, marketing, finance and accounting, legal, and governance. In addition, in our recruitment of directors, we also consider the following secondary competencies important to the nomination decision: maintaining Board diversity; knowledge of targeted industries; insurance industry knowledge; and information management.

We do not maintain a formal diversity policy with respect to the identification or nomination of directors. Diversity is just one of many factors that we consider in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster Board heterogeneity in order to encourage and maintain Board effectiveness.

Each of our directors has a strong history of personal achievement. Many of our directors graduated from the country’s most elite academic institutions. Some directors have held executive positions at, or acted as advisors to, Fortune 500 companies and other large institutions, while others have gained their experience as entrepreneurs in executive positions at, or consultants to, smaller organizations. We believe that each nominee and continuing director through these professional experiences and achievements has developed the personal attributes we require of our directors: integrity and accountability, sound judgment, financial literacy, and emotional intelligence. Without these personal attributes, we do not believe a Board member could effectively carry out his or her oversight responsibilities.

We believe that each member of the current Board possesses the personal attributes we desire of our Board members, and, as a whole, the Board, through the experience and knowledge of its members, possesses the foregoing core and secondary competencies. Therefore, after Mr. Revie’s retirement, we have chosen to maintain a board of directors at 10 directors and nominate our current Class II and Class III directors for reelection at our Annual Meeting.

The following subsections set forth as to each of the nominees for election at this Annual Meeting, and as to each of the continuing Class I and Class III directors, their principal occupation and business experience and their current and recent directorships in other public companies. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our Board to conclude that the person should serve as a director of Penn Millers Holding Corporation.

Nominees for Election as Class III Directors — Term Expires in 2012

E. Lee Beard has over thirty years of finance and accounting experience and has extensive operational and corporate governance experience within financial institutions. She is a trustee and chair of the audit committee and audit committee financial expert for The Victor Funds Complex, comprised of The Victory Portfolios, The Victory Variable Insurance Funds, and the Victory Institutional Funds, each a SEC registered investment company, and has served as such since 2005. Ms. Beard is principal of the Henlee Group, LLC, providing strategic planning and board of directors advisory services to businesses. From 1993 to 2003, Ms. Beard served in various leadership roles, including President, Chief Executive Officer, and Director for Northeast Pennsylvania Financial Corp. (NPFC), a NASDAQ listed financial institution. At NPFC, Ms. Beard helped transform the company from a mutual savings and loan to a full service publicly traded financial services company. Her tenure there included the acquisition and integration of two banks, a title insurance agency, and a full service commercial and retail insurance agency. Ms. Beard is a CPA and received a bachelor of science in business administration — accounting from the University of South Carolina. She holds the Certificate of Director Education from the National Association of Corporate Directors Institute (NACD). She is a member of the NACD, the Mutual Fund Directors Forum, the Independent Directors Council of the Investment Company Institute, and Circle 200, a leadership forum for executive women in Northeastern Pennsylvania. Ms. Beard’s experience as the Chief Executive Officer of a publicly held financial services company brings the skills and perspectives of a seasoned business generalist to the board of directors, and her financial and operational experience make her a valuable financial expert on the Audit and Finance Committees.

Nominees for Election as Class II Directors — Term Expires in 2014

Heather M. Acker is Executive Vice President, Chief Financial Officer and Corporate Secretary for Gentex Corporation in Carbondale, Pennsylvania. Ms. Acker has held the position of Chief Financial Officer for over five years and has been Executive Vice President since 2010. Gentex Corporation designs and manufactures integrated life support systems for human protection in military, homeland defense and commercial markets. Ms. Acker received her undergraduate degree in mathematics from Bucknell University and received her M.B.A., with distinction, from the Wharton School of Business of the University of Pennsylvania, with a concentration in finance. Ms. Acker’s education in math and finance and her experience as a Chief Financial Officer is a significant element to the Board’s competency in the areas of finance and accounting and her effectiveness as a financial expert of the Audit Committee and member of the Finance Committee. Her experience as a Chief Operating Officer provides unique insight to the Board regarding the effective motivation of management and the management of certain operational risks, which is important to the Board’s oversight function and to her service as the Chair of the Compensation Committee.

Dorrance R. Belin, Esq. is the Vice Chairman of our Board. He is a Partner in the law firm of Oliver, Price & Rhodes in Clarks Summit, Pennsylvania, and concentrates his practice in estate planning and administration. Mr. Belin received his bachelor of arts degree in history from Yale University. In addition, he received his law degree from the University of Pittsburgh and currently holds a license to practice law in Pennsylvania. Mr. Belin is also licensed in Pennsylvania as a title insurance agent. Mr. Belin’s competencies in the legal and governance areas remain important because Penn Millers operates in a highly regulated industry and, as a newly public company, these regulatory burdens have only increased. Mr. Belin’s legal education, coupled with the knowledge he has gained regarding Penn Millers’ operations through his twelve years of service with the Board, is important to his continued effectiveness as Vice Chairman of the Board and as a member of the Compensation Committee and as chair of the Governance Committee.

Kim E. Michelstein served as Director of the Insite Division and a Senior Manager of Benco Dental Company, the largest independent U.S. dental supply company, from June 1999 through November 2003. She has worked since then as an independent consultant in marketing and strategic planning. Her consulting work has included founding and presiding over the Ethics Institute of Northeast Pennsylvania, and creating and serving as Director of the Family Business Program of King’s College. Ms. Michelstein received her M.B.A. from the Wharton School of Business of the University of Pennsylvania, with a concentration in marketing. She received a bachelor of arts degree cum laude from Mount Holyoke College. Ms. Michelstein served as a marketing executive for two Fortune 500 companies, General Foods Corporation and McNeil Consumer Products, a division of Johnson & Johnson. Her professional marketing experience, which includes experience with two public companies, contributes to the Board’s marketing and strategic planning competencies, and is critical to the Board’s oversight of initiatives to launch new insurance products and to conduct ongoing research. Furthermore, her professional experience and education has provided her with governance and financial acumen that is important to her role as the Finance Committee Chair, and as a member of the Audit Committee and Governance Committee.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Continuing Class III Directors — Term Expires in 2012

F. Kenneth Ackerman, Jr. is our Chairman of the Board and is our longest-serving director. Prior to his appointment as our Chairman after our 2010 annual meeting of shareholders, he had served as our Vice Chairman since January of 2003. He has served as Chairman of Integrated Healthcare Strategies in Minneapolis, Minnesota since 2007. Integrated Healthcare Strategies is a national consulting firm that assists some of the nation’s largest non-profit health care organizations in the areas of governance, executive compensation, and human capital. He previously served as President of Clark Consulting Healthcare Group from 2000 to 2007. Mr. Ackerman received his bachelor of science degree in biology from Denison University and his master of health administration from the University of Michigan. Mr. Ackerman has a long history of achievements in the areas of health care administration, including regularly lecturing at Duke University, authoring numerous publications, including two books, and serving on advisory boards for health care executives, such as the 1800 Doctors Executive Advisory Board. He also serves on the board of Health Insight. Mr. Ackerman’s proven record of achievement providing strategic planning and management advice in a highly regulated business reflects his competencies in the areas of strategic planning, management and governance. These competencies, along with the knowledge of our business he has developed through his 31 years of service, are important in his role as Chairman and as a member of all Board committees.

Douglas A. Gaudet was appointed our President and Chief Executive Officer in December 2005 after a nationwide search. He previously served as Vice President, Commercial Lines for Philadelphia Insurance Companies from 2004 to 2005, where he was responsible for approximately a $200 million commercial insurance business. From November of 2000 until November of 2003, Mr. Gaudet served as Senior Executive Vice President of Operations of Harleysville Insurance Group, a public company with $1.2 billion in direct premiums written. In addition to Mr. Gaudet’s experience as a senior executive at a public insurance company, we recruited Mr. Gaudet for his proven experience successfully launching new insurance products. Mr. Gaudet received his bachelor of arts degree from the State University of New York at Potsdam and his M.B.A. from Clarkson University. Mr. Gaudet is a Chartered Property Casualty Underwriter and holds an insurance producer license in Pennsylvania. We believe that Mr. Gaudet’s experience adds to all of the Board’s core competencies, especially in the areas of management, strategic planning, and marketing and adds additional insurance and public company experience to the Board. Mr. Gaudet’s product development experience will continue to support the launch of new products, like PennEdge. Additionally, we believe Mr. Gaudet’s presence on the Board, as the President and Chief Executive Officer of Penn Millers, facilitates the adequate flow of information and oversight between management and the independent directors of the Board and assists the Board in supporting and monitoring the implementation of Penn Millers’ strategic plans.

Donald A. Pizer was a partner at Ernst & Young in its audit and assurance practice for twenty-one years until his retirement in 2003. After his retirement in 2003, Mr. Pizer provided consulting services to assist Ernst & Young in its design of educational programs for its professionals working in the firm’s insurance and banking practices. Mr. Pizer also served as director and audit committee chairman for Philadelphia Consolidated Holding Corp., a NASDAQ listed insurance holding company from February 2003 until its acquisition by Tokio Marine Group, Inc. in December 2008. Since the acquisition, Mr. Pizer serves as director and audit committee chair of Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company, indirect subsidiaries of Tokio Marine Group, Inc. Mr. Pizer received his bachelor of science and master of science degrees in accounting from Penn State University. He is a certified public accountant. Mr. Pizer’s position on the Board is important because he not only possesses the knowledge and experience to be an Audit Committee financial expert, but his experience has been concentrated in auditing and supervising the audits of insurance companies. He has a deep understanding of both the GAAP and statutory financial statements utilized by Penn Millers and experience teaching this to others, which we believe assists us in increasing the financial acumen of all of our Board members. Moreover, his experience serving on the audit committee of a public insurance holding company and his ongoing service as audit committee chair of a property and casualty insurance company will help Penn Millers navigate the complex financial and accounting issues faced by insurance companies and public companies generally.

Continuing Class I Directors — Term Expires in 2013

John L. Churnetski was the Chief Executive Officer and Chairman of the Quad Three Group, Inc., a Wilkes-Barre, Pennsylvania engineering, architectural and environmental services firm with 125 employees in three offices across Pennsylvania, until his retirement in December 2005. He was employed by Quad Three Group for thirty-eight years. He has a bachelor of science degree in mechanical engineering from the University of Notre Dame. Mr. Churnetski’s executive experience in a technical industry contributes to the Board’s competencies in the areas of information management, finance and accounting, management, and strategic planning. His competencies in these areas, along with his professional experience providing organizational oversight and effectively motivating others as an executive, have made a positive impact on his service with Penn Millers. This experience makes him an effective member of the Compensation, Audit, and Governance Committees.

John M. Coleman is Chief Operating Officer of NCI Consulting LLC, and has served as such since 2006. NCI Consulting, LLC is a strategic management consulting firm headquartered in Moorestown, New Jersey. Mr. Coleman had previously worked as a private investor and professional director from 1999 until January 2006. His prior employment includes Senior Vice President and General Counsel of the Gillette Company and Senior Vice President — Law and Public Affairs of Campbell Soup Company. Mr. Coleman graduated magna cum laude with a bachelor of arts degree from Haverford College. He received his law degree from the University of Chicago and is licensed to practice law in Pennsylvania, New Jersey, and New York. He served as law clerk to the Honorable John D. Butzner, Jr. of the U.S. Court of Appeals and to Chief Justice Warren E. Burger of the U.S. Supreme Court. Mr. Coleman is a former Department Chair of the Philadelphia law firm, Dechert LLP and has been the Chief Legal Officer of two Fortune 500 companies. He has taught as an adjunct professor in leading law schools, including a seminar on corporate governance in 2011, and is a contributor to a leading textbook in that field. Through his professional experiences, we believe that Mr. Coleman supports the Board’s competencies in the strategic planning, finance and accounting, legal and governance areas. His competencies in these areas have been critical to his role as Audit Committee Chair. In addition, Mr. Coleman’s exceptional legal experience, which includes senior management positions at two public companies and prior service as a board member and committee chair of a New York Stock Exchange listed public company, remains important for Penn Millers’ continued success in transitioning as a public company in a highly regulated industry.

Robert A. Nearing, Jr. is Vice President, Secretary and Treasurer of Cochecton Mill in Cochecton, New York, which manufactures over 40,000 tons of animal feed annually for the agricultural industry and has approximately $17 million in annual sales. Mr. Nearing graduated from Mohawk Valley College with a degree in mechanical technology and served in the U.S. Army. He was the President of the Co-Operative Feed Dealers, Inc. from 2000 to 2005 and currently is a director. Mr. Nearing is also a member of the Northeast Ag & Feed Alliance and the Eastern Federation of Feed Merchants, where he previously served as Director and President. Mr. Nearing’s management experience in agribusiness provides the Board with unique insight related to the agribusiness industry which is the niche that remains the largest segment of Penn Millers’ insurance business. In addition, his executive position and long tenure with Cochecton Mill demonstrates that Mr. Nearing possesses the management experience, financial acumen and commitment required of our Board members.

BOARD OF DIRECTORS AND GOVERNANCE INFORMATION

Director Independence

Because we are listed on the NASDAQ Global Market, a majority of the members of our Board must be independent as established under the NASDAQ Stock Market (NASDAQ) listing standards. Under this standard, an independent director is a person other than an executive officer or employee of Penn Millers, or any other individual having a relationship that under those listing standards is presumed to, or in the opinion of the Board would interfere with, the director’s exercise of independent judgment in carrying out his or her responsibilities as a director. We note as a holding company for a Pennsylvania insurance company, Pennsylvania insurance law requires that at least one-third of the members of the Board be independent.

We apply standards of director independence that are considerably more strict than those of NASDAQ. For example, no one who has ever been an employee of the Company, and no one whose family or firm sells goods or services to the Company, is considered independent. Applying our more strict standards as well as those of NASDAQ and Pennsylvania law, our Board has determined that all directors other than Mr. Gaudet are independent.

Committees of the Board and Meetings

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee, and the Governance Committee. All Board members are expected to serve on one or more committees. This policy helps ensure that members of the Board are actively participating in meetings and, that each Board member’s depth of knowledge regarding the Company continues to increase over time.

The following table summarizes the current membership of the Board and of each of its Committees, as well as the number of times the Board and each Committee met during 2010.

	Board	Audit	Compensation	Finance	Governance

Heather M. Acker	X	X	Chair	X
F. Kenneth Ackerman, Jr.	Chair	X	X	X	X
E. Lee Beard	X	X		X
Dorrance R. Belin	Vice Chair		X		Chair
John L. Churnetski	X	X	X		X
John M. Coleman	X	Chair	X		X
Douglas A. Gaudet	X			X
Kim E. Michelstein	X	X		Chair	X
Robert A. Nearing, Jr.	X			X	X
Donald A. Pizer	X	X	X
James M. Revie	X		X	X
Number of 2010 meetings	9	5	5	4	3

Each incumbent director attended 75% or more of the total number of meetings of the Board and of the Committees on which each such director served.

Audit Committee

All members of the Audit Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors in general and audit committees in particular. In addition, the Board has determined that each member of the Audit Committee is able to read and understand financial statements of the degree of complexity as utilized by Penn Millers. In addition, our Board of Directors has determined that Ms. Acker, Mr. Pizer, and Ms. Beard are each an audit committee financial expert within the meaning of SEC regulations.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at our website www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Audit Committee Charter, and include the following:

•	being responsible for the selection, retention, oversight and termination of our independent registered public accounting firm;

•	approving the non-audit services provided by the independent registered public accounting firm;

•	reviewing the results and scope of the audit and other services provided by our independent registered public accounting firm;

•	approving the estimated cost of the annual audit;

•	establishing procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;

•	establishing procedures to facilitate the receipt, retention, and treatment of confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters by Penn Millers’ employees;

•	reviewing and approving all related party transactions and transactions raising potential conflicts of interest;

•	reviewing the annual financial statements and the results of the audit with management and the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the adequacy of our system of internal control over financial reporting, including their effectiveness at achieving compliance with any applicable laws or regulations;

•	reviewing with management and the independent registered public accounting firm the significant recommendations made by the independent registered public accounting firm with respect to changes in accounting procedures and internal control over financial reporting; and

•	reporting to the Board of Directors on the results of its review and making such recommendations as it may deem appropriate, including recommending to the Board that our annual financial statements be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”). The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at our website www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Compensation Committee Charter, and include the following:

•	reviewing, evaluating and approving the compensation and benefit plans and policies of Penn Millers’ employees, including its executive officers;

•	reviewing, evaluating and approving the compensation and benefit plans and policies for our officers and directors;

•	granting stock options and restricted stock and restricted stock unit awards to employees, management and directors under our incentive plan;

•	producing an annual report on executive compensation for inclusion in our Proxy Statement and for ensuring compliance of compensation and benefit programs with all other legal, tax and regulatory requirements; and

•	making recommendations to our Board of Directors regarding these matters.

Finance Committee

The purpose of the Finance Committee is to review and make recommendations to the Board with respect to financial issues and policies of the company. The duties and responsibilities of the Finance Committee are set forth in its charter, which may be found at our website www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Finance Committee Charter, and include the following:

•	reviewing investment policies, strategies, transactions and performance;

•	administering Penn Millers’ pension and 401(k) plans; and

•	making recommendations to our Board of Directors regarding these matters.

Governance Committee

All members of the Governance Committee are “independent,” consistent with the NASDAQ listing standards and the Pennsylvania insurance law applicable to boards of directors. The duties and responsibilities of the Governance Committee are set forth in its charter, which may be found at our website www.pennmillers.com under Investors: Corporate Governance: Committee Charters: Governance Committee, and include the following:

•	making independent recommendations to the Board of Directors as to best practices for Board governance and evaluation of Board performance;

•	producing a Code of Ethics and submitting it for Board approval, and periodically reviewing the Code of Ethics for necessary revisions;

•	identifying suitable candidates for Board membership, and considering any nominees recommended by shareholders;

•	proposing to the Board a slate of directors for election by the shareholders at each annual meeting; and

•	proposing candidates to fill vacancies on the Board based on qualifications it determines to be appropriate.

Director Nomination Process

The Governance Committee weighs the independence, skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for election. In considering candidates for the Board, the Governance Committee assesses the overall composition of the Board taking into account its representation of skills, backgrounds, diversity and contacts in the insurance industry or other industries relevant to our business. The Governance Committee assesses each candidate’s ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters.

In identifying prospective director candidates, the Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral, including our shareholders. When considering director candidates, the Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Governance Committee also assesses the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.

In 2011, this process resulted in the Committee’s recommendation to the Board, and the Board’s nomination, of the four incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé and biographical information to the attention of the Corporate Secretary, Penn Millers Holding Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Governance Committee for its consideration.

Board Leadership Structure and Risk Management

As a matter of longstanding policy, the Board of Directors separates the role of Chairman of the Board and President and Chief Executive Officer. We believe that the President and Chief Executive Officer should primarily focus on managing Penn Millers’ operations in a manner that executes its corporate strategy. Conversely, we believe that our Chairman of the Board should primarily focus on leading the Board’s monitoring of the progress and effectiveness of the President and Chief Executive Officer and management in implementing the Company’s corporate strategy, overseeing corporate governance, and ensuring that the Board is receiving the information it requires to act effectively, including providing proper risk oversight.

Although our Chairman leads the risk oversight processes, we believe that each member of our Board in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by Penn Millers. At a minimum this requires the members of our Board to be actively engaged in Board discussions, to review carefully the materials provided to them, and to know when it is appropriate to request further information from management and/or to engage the assistance of outside advisors. Furthermore, because the insurance industry is highly regulated, certain risks to Penn Millers are monitored by the Board through its review of compliance with regulations set forth by its regulatory authorities, including the Pennsylvania Insurance Department and, to a more limited extent, the insurance departments of other states in which Penn Millers is licensed to do business.

Because we believe risk oversight is a responsibility for each member of the Board, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Finance Committee regularly monitors Penn Millers’ exposure to certain investment risks, such as the effect of interest rate or liquidity changes, while our Audit Committee monitors Penn Millers’ exposure to certain reputational and legal risks by establishing and evaluating the effectiveness of company programs to report and monitor fraud and by monitoring Penn Millers’ internal controls over financial reporting.

Enterprise risk management is a company-wide initiative for Penn Millers that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our enterprise risk management activities involve the identification and assessment of a broad range of risks and the development of plans with management to mitigate their effects. The Board engages in its own risk assessments and oversees management’s studies and assessments of risks. Material risks to our business and operations are discussed in greater detail in our Annual Report on Form 10-K under the caption “Item 1A — Risk Factors.”

Annual Meeting of Shareholders

We encourage and expect all of the directors to attend our annual meeting of shareholders. To that end, we have scheduled a regular meeting of the Board on the day of the annual meeting of shareholders. All but two of our directors were in attendance at our 2010 annual meeting.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2010, we have not engaged in any transactions with, loaned money to or incurred any indebtedness to, or otherwise proposed to engage in transactions with, loan money to or incur any indebtedness to, any related person, promoter or control person in an amount that in the aggregate exceeds the lower of $120,000, or 1% of the average of our total assets for the last two fiscal years.

Shareholder Communications

Shareholders and other interested parties who wish to communicate with a member or members of the Board, may do so by addressing their correspondence to the specific director to which they want to communicate, or if intended for the full Board, to the Chairman of the Board. All such correspondence should be sent to the following address: Corporate Secretary, Penn Millers Holding Corporation., 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. The office of the Corporate Secretary will forward all such correspondence to the appropriate director.

Our Code of Business Conduct and Ethics, Board Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.pennmillers.com. Any shareholder also may request them in print, without charge, by contacting the Corporate Secretary at Penn Millers Holding Corporation, 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016.

Governance Committee Report

The Governance Committee has discussed and reviewed with the Board the foregoing qualifications of the director nominees, as well as the sections of this proxy statement entitled “Penn Millers’ Commitment to Shareowner-Sensitive Governance” and “Board of Directors and Governance Information”. Based upon this review and discussion, the Governance Committee recommended to the Board that the foregoing director nominees be nominated for election by our shareholders at this Annual Meeting and that the sections entitled “Penn Millers’ Commitment to Shareowner-Sensitive Governance” and “Board of Directors and Governance Information” be included in this Proxy Statement and, to the extent applicable, incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Governance Committee of the Board of Penn Millers Holding Corporation:

Dorrance R. Belin (Chair)
F. Kenneth Ackerman, Jr.
John L. Churnetski
John M. Coleman
Kim E. Michelstein
Robert A. Nearing, Jr.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as our independent registered public accounting firm for 2011.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of KPMG unless you specify otherwise. KPMG has served as the independent registered public accounting firm of Penn Millers for over 20 years and worked with us through our transition to a public company.

Audit and Non-Audit Fees

In connection with the audit of the 2010 financial statements, we entered into an agreement with KPMG which sets forth the terms by which KPMG will perform audit services for the Company.

The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2010 and 2009, and fees billed for other services rendered by KPMG for those periods:

	2010	2009

Audit fees(1)	$425,000	$325,000
Audit-related fees(2)	—	75,000
Tax fees	—	—
All other fees	—	—

Total:	$425,000	$400,000

(1)	Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.

(2)	Services consisted of audit-related fees associated with our initial public offering.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Board of Directors and Governance Information — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning its independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Submitted by the Audit Committee of the Board of Penn Millers Holding Corporation:

John M. Coleman, Chair
Heather M. Acker
F. Kenneth Ackerman, Jr.
E. Lee Beard
John L. Churnetski
Kim E. Michelstein
Donald A. Pizer

EXECUTIVE OFFICERS

Below is the name, title, age and experience of each of our executive officers who are not also serving as a director:

Michael O. Banks, age 51, is our Chief Financial Officer and Treasurer and has served as such since August 2002. His responsibilities are in the areas of administration, financial functions, and human resources. He also currently serves as Secretary, which he was appointed to in September 2004. Mr. Banks has served as an Executive Vice President since March 2004. He previously served as a Senior Vice President from August 2002 until March 2004. Mr. Banks is a former certified public accountant. He graduated from the University of Delaware with a bachelor of science degree in accounting.

Harold W. Roberts, age 56, is our Senior Vice President of Agribusiness and Chief Underwriting Officer and has served as such since March 2006. Prior to his appointment as Senior Vice President of Agribusiness he served as Senior Vice President of Underwriting from October 2004 until January 2006. Previously, he had served as Vice President of Underwriting. Mr. Roberts graduated from Wilkes College with a bachelor of science degree in finance and accounting. Mr. Roberts is also a Chartered Property Casualty Underwriter and is currently a licensed insurance producer in Pennsylvania, New Jersey and Georgia.

Keith A. Fry, age 55, is our Senior Vice President of Commercial Business and has served as such since February 2010. Mr. Fry has more than 30 years of experience in the insurance business and was the President and Chief Executive Officer of Great Lakes Casualty Insurance, a Michigan-based property and casualty insurer rated “A” by A.M. Best Company, Inc. from 2006 and until he joined Penn Millers. From 2004 to 2006, Mr. Fry founded and was managing partner of West Falmouth Associates LLC, a management consulting business, which utilized organizational psychologists and former senior executives to advise chief executive officers and boards of directors on effective corporate strategy and people management. Mr. Fry graduated magna cum laude with a bachelor of science degree in business management from University of Maryland and is a Chartered Property & Casualty Underwriter.

Kevin D. Higgins, age 54, is our Senior Vice President of Claims and has served as such since January 2007. He had previously served as Vice President of Claims from May 2003 until December 2006. Mr. Higgins is a Certified Insurance Counselor and is a certified Associate in Claims and Casualty Claims Law Associate. Prior to his employment with Penn Millers, he served in progressive claims leadership roles with Royal & SunAlliance, including as President and Director of Operations of its wholly owned subsidiary, Investigative Resources Global, Inc.

Jonathan C. Couch, age 42, is our Vice President of Finance and Controller and has been with Penn Millers since November 2002. He is responsible for managing all of the financial functions of Penn Millers, including financial reporting, accounting, benefit plans, loss reserves, investments, planning and budgeting. Prior to his employment with Penn Millers, he served in various financial roles at Pitney Bowes, Inc., Andersen Consulting, and Cap Gemini Ernst & Young LLP. Mr. Couch received his bachelor of arts degree in economics and business from Lafayette College and his M.B.A. from the University of Connecticut.

Joseph J. Survilla, age 47, is our Vice President of Marketing for Agribusiness and has served as such since 2003. He has been with Penn Millers since September 1991 and has served in various marketing roles with increasing responsibility. Mr. Survilla graduated from Wilkes University with a bachelor of science in business administration. Mr. Survilla is a licensed insurance producer in Pennsylvania and New York.

EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors, composed entirely of independent directors, is responsible for establishing and reviewing our compensation policies and approving the compensation of our employees, including our executive officers named in the Summary Compensation Table, referred to herein as our “named executive officers.” The Compensation Committee oversees our overall compensation structure, policies and programs, and assesses whether our compensation structure establishes appropriate incentives for management and employees without encouraging risk taking that may have a material adverse affect on the Company.

Compensation Philosophy and Objectives

The Compensation Committee has sought to design a compensation structure that attracts, motivates and retains qualified and experienced officers and, at the same time, is both reasonable for our organization and competitive in relationship to the marketplace. The compensation structure is designed to support our business strategy and business plan by clearly communicating expectations for executives with respect to goals and rewarding achievement of these goals. Finally, our compensation structure is designed to align our named executive officers’ incentives with performance measures directly related to the Company’s financial goals and the creation of shareholder value.

Our compensation consists primarily of cash compensation in the form of salary and bonuses, and health, welfare and retirement benefits. In connection with the completion of our initial public offering, we implemented an employee stock ownership plan (ESOP) for all employees. In addition, our Stock Incentive Plan, which was introduced in 2010, allows us to incorporate into our compensation structure stock options, restricted stock and restricted stock unit awards to directors, officers and other employees. Because equity and performance-based compensation align our employees’ compensation with the creation of shareholder value, we believe that our stock-based benefit plans play a significant role in our overall compensation program, particularly for our named executive officers.

The primary objectives of our compensation program are:

•	to align the interests of management, our employees and shareholders through the use of equity-based incentives and plans;

•	In 2009, we replaced our defined benefit pension plan for all employees with an employee stock ownership plan (ESOP) and in 2010 we replaced a supplemental executive retirement plan (SERP) with grants of restricted stock.

•	We have established a long term incentive plan for certain executives that awards cash that is intended to be used to purchase Penn Millers’ shares in the open market.

•	to tie total compensation to the achievement of short and long term financial and strategic objectives through the use of both short and long term incentive plans;

•	to provide competitive compensation in order to attract, retain, and motivate high-performing talent;

•	and to establish a compensation structure that does not encourage unreasonable levels of risk taking that could have a material adverse affect on the Company.

Determination of Compensation Level.  Because the Compensation Committee currently reviews the compensation for employees throughout our organization, our President and Chief Executive Officer, Mr. Gaudet, provides recommendations on matters of compensation philosophy, plan design and the general guidelines for employee compensation, incentive plans, benefit programs, and performance targets. These recommendations are then considered and evaluated by the Compensation Committee. Mr. Gaudet generally attends committee meetings in order to provide information on employee performance, but refrains from participating in discussions regarding his own compensation. The Board, in executive session, reviews and approves corporate goals and objectives for Mr. Gaudet; formally evaluates his performance based upon these goals and objectives; and sets his compensation level on the basis of this evaluation. In order to establish the compensation structure for 2010 and 2011, the Compensation Committee employed Compensation Consulting Consortium (3C) solely to advise the Compensation Committee with regard to the compensation of our executives and independent directors. The consulting firm did not provide any other services to the Compensation Committee or the Company as a whole. The firm conducted a review of external competitiveness of our compensation structure based on publicly available salary surveys and through the publicly available compensation information of a peer group of publicly traded insurance companies of comparable asset size and with comparable revenues. The survey’s objectives were to determine the value and market competitiveness of the total compensation packages for our executives. In its evaluation of market competitiveness, the Compensation Committee focused primarily on the information provided from the peer group analysis, which consisted of the following nine insurance companies: 21st Century Holding Company, Atlantic American Corporation, Bancinsurance Corporation, Eastern Insurance Holdings, Inc., Fremont Michigan InsuraCorp., Inc., GAINSCO, Inc., Mercer Insurance Group, Hallmark Financial Services Inc, and Unico American Corporation. The peer group of companies has a nationwide span, which we believe is appropriate given that Penn Millers is licensed to do business in many states. The Compensation Committee utilizes these surveys to ensure that the compensation structure allows us to maintain a competitive position in the marketplace for talent. The committee targets benchmark salaries, retirement plans, or benefits to the 50th percentile of the peer group range, and total compensation including bonus and stock-based compensation to the 60th — 75th percentile of the peer group, based upon performance. However, an individual’s total compensation or individual compensation elements may be higher or lower than the peer group due to additional considerations such as the experience the executive brings to the position and the performance and potential of the executive in his or her role.

Our compensation programs are designed to support our business goals and to promote our short and long term operating performance objectives and strategies. Our compensation structure reflects the Compensation Committee’s philosophy that the proportion of compensation that is performance-based should increase with successively higher levels of responsibility, and that superior performance should result in higher levels of compensation. The Compensation Committee believes that the senior executives have greater responsibility for and directly impact the Company’s achievement of multi-year performance objectives and returns on average equity targets. Therefore, the proportion of performance-based elements to the total compensation for the named executive officers is higher. These elements are described in further detail below.

Elements of Executive Compensation.  The components of compensation we provide to our named executive officers consist primarily of the following:

•	annual salary, which is set at a level intended to attract and retain employees in a competitive market;

•	short term incentive compensation: annual cash bonuses which are intended to motivate and reward achievement of annual performance-based measures;

•	long term incentive plan (LTIP): stock and cash-based compensation, which is designed to align the interests of our employees with those of our shareholders, and in some circumstances to motivate and reward achievement of long term performance-based measures tied to the price and book value of our common stock;

•	post-termination benefits, the purpose of which is to attract and retain employees in a competitive market;

•	retirement and other personal benefits intended to encourage the long term retention of our named executive officers and employees; and

•	other perquisites and benefits in the form of annual stipends intended to make the executives more effective in the performance of their duties, and for recruitment and retention purposes. These stipends are typically used for club memberships and car allowances

Below is an overview of the performance based short and long term incentive compensation plans:

Short Term Incentive Compensation.  In addition to salary, we pay annual cash bonuses to our employees, including our named executive officers, under our Success Sharing Bonus Program (SSP).

Under the SSP, all full-time and part-time employees who have completed at least four months of service prior to the end of the calendar year and who during this period satisfactorily perform their duties, tasks, and assignments are eligible to participate in the plan. Bonus awards under the plan are pro-rated based upon the number of full months during the calendar year that an employee was eligible to participate in the plan.

This component of executive compensation is designed to incentivize and reward executives for achieving predetermined and measurable performance goals. In accordance with our philosophy that total compensation should be competitive and that the compensation of named executive officers should be weighted more toward company performance, these persons receive a greater portion of total annual compensation in the form of annual cash bonuses than other employees. Target performance bonuses are established at the beginning of each year and are set as a percentage of base salary or target base salary as determined by the Compensation Committee.

The SSP provides that the Compensation Committee must establish annually the specific performance goals for the basis of award opportunities under the plan. In establishing the goals and criteria, the Compensation Committee may consider any number of business factors, including, but not limited to, economic or industry conditions or forecasts and corporate objectives that include improving profitability, growing market share, deployment of capital, and expense control. The Compensation Committee will generally consider results of the peer survey if one is available and the proportion of incentive cash bonus payments to total compensation. When the criteria for each goal is established, the Compensation Committee will determine the specific weight to be given to each goal that the Compensation Committee considers appropriate given the current industry and economic environment, the importance of each goal to the Company’s corporate objectives, and the Compensation Committee’s view of the relative difficulty of achieving the goal in relation to the target.

For the 2010 plan year, bonus award opportunities under the SSP were based on three measures of company performance: return on average equity (ROAE) (60%), gross premium growth (20%), and operating expense control (20%). Because we believe that ROAE measures the quality and profitability of our underwriting and our capital management; and closely aligns company performance to shareholder returns, threshold performance of ROAE must be attained before any bonus payout may be made. In order to support pay-for-performance objectives, employees are afforded the opportunity to earn up to 150% of the target-level payout. Because the threshold ROAE of 2.5% was not attained, no SSP awards were earned for the 2010 plan year.

2011 Short Term Incentive Compensation Goals

The Compensation Committee has determined that the specific 2011 performance goals and performance levels required to earn a payout under the SSP will be as follows:

Performance Measure	Threshold	Target	Maximum	Weight

ROAE	2.50%	5.00%	7.50%	80%
Gross Premium Growth Rate	2.00%	4.00%	6.00%	20%

The specific measures at each performance level have been calibrated based on our 2011 financial plans, an evaluation of the insurance market, and a review of the publicly available financial data of 15 peers that reflect a cross section of companies of similar asset size, revenues, or product line and geographic focus. Our compensation peer group reflects a group of nine companies that are comparable primarily in terms of size or operational complexity. The performance peer group of 15 peers is more expansive than our compensation peer group because it includes other companies that underwrite similar products or compete in similar markets or territories.

As with 2010, no payout will occur unless the threshold ROAE is achieved. The ROAE objective reflects the fact that we are in a part of the insurance underwriting cycle where pricing is at a low point and the fact that we still have excess capital from our public offering, which has yet to be deployed. With respect to the premium growth objective, the Compensation Committee concluded that although the premium growth performance expectations may be considered aggressive in comparison to the peer group results and the economic outlook generally, the committee concluded that the metrics were attainable and appropriate because achievement of premium growth is a significant long term strategy for us. The objective related to operating expense control has been dropped for the 2011 plan year because the committee considers it to already be a component of the ROAE objective.

In order to further link compensation to performance, the Compensation Committee has determined that the calculation of bonus awards will use pre-established percentages based on employee’s position and the level of goal attainment. The award percentage will then be multiplied by a “salary target” as the compensation base. The salary target will be based upon the lower of the named executive officers’ actual salary or the 50th percentile for equivalent positions at the compensation peer group of nine companies mentioned above, which the Compensation Committee considers to be an appropriate reference group. The salary target will be multiplied by the standard percentages for each level to arrive at the bonus amount. The Compensation Committee believes that the use of a target salary amount prevents annual bonus payouts from increasing solely from cost of living adjustments or other non-performance related factors. The threshold, target, and maximum bonus awards for 2011 as a percentage of each of the named executive officer’s target salary is shown by individual in the table below:

Name	Threshold	Target	Maximum

Douglas A. Gaudet	22.5%	45.0%	67.5%
Michael O. Banks	20.0%	40.0%	60.0%
Harold W. Roberts	20.0%	40.0%	60.0%

The Compensation Committee believes that the targets are reasonably difficult to achieve, but attainable with significant effort, and are designed to incent our executives and employees to drive company performance and the attainment of our strategic initiatives. In addition to company performance measures, the Compensation Committee considers, among other things, individual performance, peer group survey data, the demonstration of leadership and the proportion of cash bonus awards to total compensation.

The SSP bonus potential for performance year 2011 for our named executive officers is displayed in the table below:

Name	Threshold	Target	Maximum

Douglas A. Gaudet	$79,176	$158,352	$237,528
Michael O. Banks	$46,230	$92,460	$138,690
Harold W. Roberts	$35,140	$70,280	$105,420

Long Term Incentive Plan (LTIP).  In addition to salary and the short term incentive plan, we implemented a long term incentive plan, or LTIP, in 2010. The purpose of the Long Term Incentive Plan is:

•	to align the interests of our employees with those of our shareholders and, through appropriate vesting schedules, encourage our employees to remain with the Company, and

•	to assist us in attracting, motivating, and retaining persons who will be in a position to substantially contribute to our financial success.

The LTIP is comprised of the following components:

Restricted Stock

Under the Stock Incentive Plan, no more than 4% of the common stock issued in our public offering, or 217,761 shares, can be issued in restricted stock. In May 2010, the Board terminated a Supplemental Executive Retirement Plan (SERP) for senior executives and converted the present value of the estimated SERP benefit to shares of restricted stock. As part of that conversion, Messrs. Gaudet, Banks, and Roberts received 69,965, 25,400, and 19,306 shares, respectively. The benefit was converted to the shares using the $14.83 market price of the stock on the date of the SERP termination. The restricted stock will vest over a period of six years, 25% in May 2011 and 15% on each of the next five anniversary dates of the grant. The replacement of the

SERP with the restricted shares has converted a retirement benefit that was based on a set formula tied to salary and tenure to a share based payment that has aligned the executives’ interests with those of shareholders.

At this time, there are no specific plans to grant additional restricted stock under the LTIP and, instead, the LTIP will be comprised of the following stock option and cash based plans which will generally be awarded based on rolling three-year performance periods:

Stock Options

Under the Stock Incentive Plan, no more than 10% of the common stock issued in our public offering, or 544,402 shares, can be issued upon the exercise of stock options. While no performance goals are linked to stock options, options are viewed to be performance-based because the realizable value received by the recipient from a stock option is based upon the increase in the price of a share above the option exercise price and the vesting period encourages executive retention and the preservation of shareholder value. As a transition into the LTIP, a grant of stock options was made for the 2010 performance period. Messrs. Gaudet, Banks, and Roberts received 30,336, 12,989, and 8,400 stock options, respectively. These options have a seven year term and an exercise price of $14.83. They vest 20% on each of the first five grant date anniversaries.

Cash Incentives

The executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market within 30 days of the award payment. The performance measures and goals are established for each performance period, with book value growth to be the primary objective as the Compensation Committee deems this to be a primary driver of our stock price. As part of the transition into the LTIP, a two-year performance period from January 1, 2010 to December 31, 2011 was implemented with this cash incentive as the award opportunity. Below are the award opportunities and objectives for each of our named executive officers under this two-year transition performance period and the currently active three-year performance periods.

Long Term Incentive Plan — 2010 to 2011 Performance Period

The Long Term Incentive Plan for the January 1, 2010 to December 31, 2011 Performance Period will be a cash-based incentive plan whereby the executive officer will be required to use the after-tax cash award proceeds to purchase the Company’s common stock in the open market.

The amount of the cash award will be performance-based and the performance goal criteria established will be cumulative book value per share. The goal will be expressed in the form of a range between a threshold growth rate and a maximum growth rate. A cash-based award will be made to the executive at the end of the two-year period if the book value per share growth goal falls within the range. The amount of cash awarded will vary with the increase in book value growth. The Compensation Committee has determined that book value per share is an appropriate measure of performance because it is a key driver of the growth in the market price per share that is within the control of the Company’s executives. The Compensation Committee considers the targets listed below to be appropriate based on the expected timing of the turn in the insurance pricing cycle and the timing of our new products gaining traction in the marketplace.

For the two-year performance period ending December 31, 2011, two-year cumulative growth in book value per share at certain targeted levels will be required to be attained. The cash award opportunity and the percentage of target salary for each award level are as follows:

Two-Year Book Value Per Share Cumulative Growth Goal	8.0%	10.0%	12.0%

Name	Threshold		Target		Maximum

Douglas A. Gaudet	22.5%	$79,176	45.0%	$158,352	67.5%	$237,528
Michael O. Banks	15.0%	$33,900	30.0%	$67,800	45.0%	$101,700
Harold W. Roberts	12.5%	$21,925	25.0%	$43,850	37.5%	$65,775

Interpolation between the threshold, target and maximum goals will be used to determine the actual percentage payable to each executive officer.

Long Term Incentive Plan — 2010 to 2012 Performance Period

The Long Term Incentive Plan for the January 1, 2010 to December 31, 2012 Performance Period will also be a cash-based incentive plan whereby the executive will be required to use the after-tax cash award proceeds to purchase company stock in the open market.

The cash award will be performance-based and the performance goal criteria established will be three-year cumulative book value per share. The goal will be expressed in the form of a range between a threshold growth rate and a maximum growth rate.

For the three-year performance period ending December 31, 2012, three-year cumulative book value per share targets will be required to be attained before a cash award will be made. The cash award opportunity and the percentage of salary for each award level are as follows:

Three-Year Book Value Per Share Cumulative Growth Goal	16.0%	20.0%	24.0%

Name	Threshold		Target		Maximum

Douglas A. Gaudet	22.5%	$79,176	45.0%	$158,352	67.5%	$237,528
Michael O. Banks	15.0%	$33,900	30.0%	$67,800	45.0%	$101,700
Harold W. Roberts	12.5%	$21,925	25.0%	$43,850	37.5%	$65,775

Interpolation between the threshold, target and maximum goals will be used to determine the actual percentage payable.

Long Term Incentive Plan — 2011 to 2013 Performance Period

The Long Term Incentive Plan for the January 1, 2011 to December 31, 2013 Performance Period will offer the same total award percentage opportunity as the earlier performance periods. However, the award will be comprised of two components, each making up 50% of the award payout. The first component will be the same cash-based incentive plan as previous performance periods and the other 50% will be a grant of stock options. The options will have a seven year term and the exercise price will be the price of the stock at the time of grant. The options will vest 20% on each of the first five anniversary dates of the grant. The number of options will be determined on the grant date based on the value of the award that is earned and the fair value of the options on the grant date.

The award will be performance-based and the performance goal criteria established will be three-year cumulative book value growth. The goal will be expressed in the form of a range between a threshold growth rate and a maximum growth rate.

For the three-year performance period ending December 31, 2013, three-year cumulative book value growth targets will be required to be attained before the award will be made. Under the 2011 to 2013 performance period incentive plan, the book value growth objective will be measured to exclude the impact of any share buybacks during the period. The total award opportunity (cash and options) and the percentage of salary for each award level are as follows:

Three-Year Book Value Cumulative Growth Goal	16.0%	20.0%	24.0%

Name	Threshold		Target		Maximum

Douglas A. Gaudet	22.5%	$79,176	45.0%	$158,352	67.5%	$237,528
Michael O. Banks	15.0%	$34,673	30.0%	$69,345	45.0%	$104,018
Harold W. Roberts	12.5%	$21,963	25.0%	$43,925	37.5%	$65,888

Interpolation between the threshold, target and maximum goals will be used to determine the actual percentage payable.

Employment Agreements.  We enter into employment agreements with our executive officers, including our named executive officers, when we determine that an employment agreement is warranted in order to ensure the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where it is determined to be necessary in light of the prior experience of the executive or practices at Penn Millers with respect to other similarly situated employees. Based on the evaluation of these factors, we currently have employment agreements with all of our executive officers. The post-termination benefits within the named executive officers’ employment agreements are further described in the section entitled “Benefits Provided in Connection with Termination or Change in Control.” Douglas A. Gaudet, Michael O. Banks, and Harold W. Roberts are each parties to employment agreements with Penn Millers. Mr. Gaudet’s employment agreement, dated August 14, 2009, has a three-year term that expires on August 14, 2012. Messrs. Banks and Roberts each have employment agreements dated August 14, 2009 with two-year terms that expire on August 14, 2011. Unless either party has given the other party written notice at least 90 days prior to the anniversary date of the agreement that such party does not agree to renew the agreement, then the employment agreements automatically renew for an additional one year term. In addition, if a change in control occurs during the term of the agreements, the agreements will continue for at least two years after the change in control.

The salary of each of the named executive officers is reviewed periodically for merit or cost-of-living increases and may be increased pursuant to the policies then in effect related to executive compensation. Pursuant to the terms of his employment agreement, the base compensation paid to Mr. Gaudet in any calendar year may not be less than the base compensation paid to him in the previous year, except for a reduction which is proportionate to a company-wide reduction in executive or senior management pay, exclusive of eliminated or unfilled positions.

Benefits Provided in Connection with Termination or Change in Control.  If Mr. Gaudet is terminated without Cause absent a Change in Control (as such terms are defined in his employment agreement), he will be entitled to receive his base compensation, health care benefits, and annual stipend (described under Elements of Executive Compensation) as then in effect for two years. In addition, Mr. Gaudet is entitled to receive a lump-sum payment equal to two times his target annual bonus in the year of termination and outplacement services in an amount not to exceed $25,000. If Messrs. Banks or Roberts is terminated without Cause absent a Change in Control (as such terms are defined in their employment agreements), they will be entitled to receive the continuation of their base compensation and health care benefits as then in effect for a period of one year. In addition to the foregoing, Messrs. Banks and Roberts shall be entitled to receive outplacement services in an amount not to exceed $10,000 (if terminated prior to age 62) and a pro-rata payment under the Success Sharing Program based on actual performance.

Following their termination of employment, Penn Millers will provide Messrs. Gaudet, Banks, and Roberts with their accrued but unpaid base salary and benefits and such amounts and benefits to which they may otherwise be entitled under the retirement, insurance, and similar programs of Penn Millers in which they participated immediately prior to their termination, but eligibility for these benefits may be limited if full payment would be deemed a “parachute payment” under Section 280G of the Internal Revenue Code.

If Messrs. Gaudet, Banks, or Roberts terminate employment voluntarily without Good Reason and, if such termination occurs on or after age 65, they will be entitled to receive a pro-rata payment under the Success Sharing Program and pro-rata vesting of all outstanding performance based equity awards, based on actual performance.

If Messrs. Gaudet, Banks, or Roberts are terminated as a result of a disability or death, they will receive continuation of their base compensation for twelve months, less any amounts payable to them under any disability insurance plan or policy provided by Penn Millers, and continuation of their employer-provided health care benefits for twelve months at the level and cost to them and for their qualified dependents as in effect at the time of their disability or death, and a pro-rata payment under the Success Sharing Program based on actual performance.

If Messrs. Gaudet, Banks, or Roberts have reached age 55 or have 10 years of service in the year of their termination as a result of a disability or death, any unvested and outstanding equity awards will be payable in-

kind based upon the number of full months that have elapsed from the grant date of the award and the termination date. The in-kind payment will be due within 60 days following the termination date. Any performance-based equity awards will be paid at target levels.

Should Messrs. Gaudet, Banks, or Roberts become subject to the excise tax provisions of Section 4999 of the Internal Revenue Code as a result of any compensation and benefits received under their employment agreements, such compensation and benefits will be reduced by the minimum amount necessary to avoid the application of Section 280G of the Code, unless they would receive in the aggregate greater value on an after-tax basis if all such compensation and benefits were not subject to such reduction.

If any payment under an employment agreement for Messrs. Gaudet, Banks, or Roberts is or becomes subject to Section 409A(a)(2)(B)(i) of the Code, such payments will be delayed, for a period of six months, accumulated with all other delayed payments, and paid on the day following such six-month period. All other remaining payments will be made as otherwise required by the employment agreements.

If Messrs. Gaudet, Banks, or Roberts is terminated without Cause or voluntarily terminate their employment for Good Reason on or within 24 months after a Change in Control (as such terms are defined in the employment agreements), they will each be entitled to receive a lump sum payment equal to their current base salary and the continuation of their base salary for a period of one year. They will also be entitled to employer-provided health care benefits for two years following their termination date. In addition to the foregoing, Messrs. Gaudet, Banks, and Roberts shall be entitled to receive a lump sum payment equal to two times their annual stipend, a pro-rata payment under the Success Sharing Program based on actual performance, and immediate and full vesting of all outstanding equity awards (with performance-based awards paid at target levels). If terminated prior to age 62, Mr. Gaudet would be entitled to receive outplacement services in an amount not to exceed $25,000 and Messrs. Banks and Roberts would be entitled to receive outplacement services not to exceed $10,000. Messrs. Gaudet and Banks would also receive a lump-sum payment equal to two times their target annual bonus in the year of termination.

The employment agreements further provide that during the employment period, and during the “Restricted Period” (as defined below) the named executive officers may not solicit or induce away from Penn Millers, any person who is an employee, customer, or supplier of Penn Millers, or solicit or induce any entity doing business with Penn Millers to cease doing business with Penn Millers.

During the employment period and Restricted Period, the named executive officers may not directly or indirectly, own, manage, operate, render services for (as a consultant or an advisor) or accept any employment with Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company or Westfield Insurance Company; the agribusiness insurance business of any other insurance company whose business has, or could reasonably be expected to have, a material adverse effect on Penn Millers’ insurance business; and any other property and casualty insurance or reinsurance line of business within a 50 mile radius of Wilkes-Barre, Pennsylvania to the extent that such ownership, management, operating, rendering of services or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on Penn Millers’ insurance business.

The term “Restricted Period” is described below as it applies to each named executive officer under each reason for termination. Prior to receiving any severance benefits, our executive officers have agreed to execute release agreements.

Reason for Termination	Mr. Gaudet	Mr. Banks	Mr. Roberts

Involuntary Termination for Cause	24-month period following termination	12-month period following termination	12-month period following termination
Voluntary Termination without Good Reason	24-month period following termination	12-month period following termination	12-month period following termination
Voluntary Termination prior to Change in Control that would amount to Good Reason*	Up to 24-month period following termination	Up to 12-month period following termination	Up to 12-month period following termination
Termination for Disability	Date of termination	Date of termination	Date of termination
Involuntary Termination without Cause prior to a Change in Control	24-month period following termination	12-month period following termination	12-month period following termination
Involuntary Termination without Cause or Voluntary Termination for Good Reason on or within 24 months after a Change in Control	24-month period following termination	24-month period following termination	24-month period following termination

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with the Company’s management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors of Penn Millers Holding Corporation:

Heather M. Acker (Chair)
F. Kenneth Ackerman
Dorrance R. Belin
John L. Churnetski
John M. Coleman
Donald A. Pizer
James M. Revie

Compensation Committee Interlocks and Insider Participation

None of the members of the Board who served on the Compensation Committee during the fiscal year 2010 was an officer or employee of the Company or any if its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the total annual compensation paid or accrued by us on behalf of our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated executive officer who served in such capacities at December 31, 2010, which we refer to collectively as our named executive officers:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
			Stock	Option		Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Bonus	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)(5)	($)

Douglas A. Gaudet	2010	365,103	1,037,581	158,354	—	—	—	55,007	1,616,045
President and Chief	2009	342,476	—	—	—	156,622	179,766	31,098	709,962
Executive Officer	2008	342,476	—	—	—	—	75,996	23,207	441,679
Michael O. Banks,	2010	251,278	376,682	67,803		—	—	47,767	743,530
Executive Vice President	2009	235,706	—	—	—	95,875	87,969	28,895	448,445
and Chief Financial Officer	2008	235,706	—	—	—	—	20,691	26,536	282,933
Harold W. Roberts,	2010	198,978	286,308	43,848		—	—	56,595	585,729
Chief Underwriting	2009	186,618	—	—	—	75,918	90,980	22,279	375,795
Officer	2008	186,589	—	—	—	—	111,702	16,456	314,747

(1)	The dollar amounts for 2010 represent the aggregate grant date fair value of restricted stock awards granted during 2010. The grant date fair value of an award is measured in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 9 to our financial statements for the fiscal year ended December 31, 2010. The number of shares awarded in 2010 are as follows: Mr. Gaudet: 69,965; Mr. Banks: 25,400; Mr. Roberts: 19,306.

(2)	The dollar amounts for 2010 represent the aggregate grant date fair value of option awards granted during 2010. The grant date fair value of an option award is measured in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 9 to our financial statements for the fiscal year ended December 31, 2010. The number of options awarded in 2010 are as follows: Mr. Gaudet: 30,336; Mr. Banks: 12,989; Mr. Roberts: 8,400.

(3)	Reflects compensation paid in 2010 under the Company’s 2009 Success Sharing Bonus Program. No such amounts were earned by the named executive officers in 2010.

(4)	For 2009, includes amounts earned in 2009 under the Company’s Nonqualified Deferred Compensation and Company Incentive Plan. No such amounts were earned by the named executive officers in 2010. These amounts also include the aggregate change in actuarial present value of accumulated pension benefits, using the same measurement dates and assumptions used for financial statement reporting purposes. In May 2010, the Company terminated the Supplemental Executive Retirement Plan (SERP) and replaced the foregone SERP benefit with restricted stock. Disregarding the negative change in the SERP benefit, the positive change in the accumulated defined benefit pension plan obligation for 2010 is as follows: Mr. Gaudet: $6,000; Mr. Banks: $12,000; and Mr. Roberts: $46,000.

(5)	For 2010, “All Other Compensation” consists of matching contributions to the Company’s 401(k) plan, life and disability insurance premiums, the value of shares of our common stock allocated under the ESOP at December 31, 2010, and annual stipends paid in lieu of car allowances, country club memberships and other perquisites:

Mr. Gaudet:  401(k) match: $7,350; life and disability insurance: $1,752; ESOP value: $27,905; annual stipend: $18,000.

Mr. Banks:  401(k) match: $7,350; life and disability insurance: $1,152; ESOP value: $24,265; annual stipend: $15,000.

Mr. Roberts:  401(k) match: $7,350; life and disability insurance: $1,699 ESOP value: $37,546; annual stipend: $10,000.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth information with respect to holdings of stock options and restricted stock awards by the named executives officers at December 31, 2010:

	Option Awards			Stock Awards
Market
	Number of	Number of			Value of
	Securities	Securities		Number of	Shares or
	Underlying	Underlying		Shares or Units	Units of
	Unexercised	Unexercised	Option	of Stock That	Stock That
	Options	Options	Exercise	Have Not	Have Not
	(#)	(#)	Price	Vested(2)	Vested(3)
Name	Exercisable	Unexercisable(1)	($)	(#)	($)

Douglas A. Gaudet	—	30,336	14.83	69,965	925,637
Michael O. Banks	—	12,989	14.83	25,400	336,042
Harold W. Roberts	—	8,400	14.83	19,306	255,418

(1)	20% of the stock options become exercisable each May 12, starting on May 12, 2011.

(2)	Restricted stock vests over a period of six years: 25% on May 12, 2011, and 15% on May 12 of each of the five years thereafter.

(3)	The market value is based on the closing price of our common stock on December 31, 2010 of $13.23 multiplied by the number of outstanding shares.

DIRECTOR COMPENSATION

The Compensation Committee of the Board reviews the significance and appropriateness of the components of non-employee director compensation and recommends to the full Board for approval of the amount and composition of Board compensation for non-employee directors. Directors who are our employees are not compensated for their service on the Board. The objectives of our non-employee director compensation are to compensate directors in a manner that attracts and retains highly qualified directors and to set compensation at levels that will not call into question any director’s objectivity.

In 2010, each of our non-employee directors received an annual retainer of $20,000, except for our Chairman and Audit Committee Chairman, and a fee of $1,000 for each board meeting attended. Additionally, each of our non-employee directors received a fee of $500 per committee meeting attended, except for the Chairperson of the respective committee, who received a fee of $1,000 per committee meeting. Our Chairman of the Board, Mr. Ackerman, received an annual retainer of $32,000. In his role as our Audit Committee Chairman, Mr. Coleman received an annual retainer of $24,125.

For 2011, each of our non-employee directors will receive an annual retainer of $20,000, except for our Chairman, Vice Chairman and Audit Committee Chairman, and a fee of $1,000 for each board meeting attended. Additionally, each of our non-employee directors will receive a fee of $500 per committee meeting attended, except for the Chairperson of the respective committee, who will receive a fee of $1,000 per committee meeting. Our Chairman of the Board will receive an annual retainer of $32,000, and our Vice Chairman of the Board will receive an annual retainer of $22,000. Our Audit Committee Chairman will receive an annual retainer of $24,500.

Under our Stock Incentive Plan, our directors are eligible to receive certain non-qualified stock option and restricted stock and restricted stock unit awards. The Company uses these awards as part of the directors’ overall compensation package to more closely align the interests of our directors with those of our shareholders. In determining the type of equity compensation to be awarded and the terms of the awards, the Compensation Committee considers several factors, including, but not limited to: the results of peer company surveys, the advice of the independent consulting firm engaged by the Compensation Committee, and the mix of cash and equity-based compensation that promotes the proper balance of risk and reward.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2010:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

F. Kenneth Ackerman, Jr.	45,000	—	7,830	—	—	—	52,830
Heather M. Acker	36,500	—	7,830	—	—	—	44,330
Dorrance R. Belin	33,500	—	7,830	—	—	—	41,330
John L. Churnetski	36,000	—	7,830	—	—	—	43,830
John M. Coleman	41,625	—	7,830	—	—	—	49,455
Kim E. Michelstein	37,000	—	7,830	—	—	—	44,830
Robert A. Nearing, Jr.	30,500	—	7,830	—	—	—	38,330
Donald A. Pizer	31,000	—	7,830	—	—	—	38,830
James M. Revie	28,000	—	7,830	—	—	—	35,830
J. Harvey Sproul, Jr.(2)	24,000	—	—	—	—	—	24,000

(1)	The grant date fair value of an option award is measured in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 9 to our financial statements for the fiscal year ended December 31, 2010.

Each of our non-employee directors except for Ms. Beard and Mr. Sproul had 1,500 nonqualified stock options outstanding at December 31, 2010. Ms. Beard was appointed to the Company’s Board of Directors on January 26, 2011 and is not included in this table.

(2)	Mr. Sproul retired from the Company’s Board of Directors effective May 12, 2010, the date of our 2010 annual meeting of shareholders.

Principal Shareholders

The following table sets forth information regarding persons or entities that we believe own of record or beneficially, as of March 16, 2011, five percent or more of the outstanding shares of our common stock:

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Common Stock

Penn Millers Holding Corporation Employee Stock Ownership Plan(1)	539,999	10.63%
72 North Franklin Street, P.O. Box P
Wilkes-Barre, PA 18773-0016
Castine Capital Management, LLC(2)	506,851	9.98%
One International Place, Suite 2401
Boston, Massachusetts 02110
Aegis Financial Corp.(3)	314,466	6.19%
1100 North Glebe Road, #1040
Arlington, VA 22201
Wellington Management Company, LLP(4)	292,758	5.76%
80 Congress Street
Boston, Massachusetts 02210

(1)	Under the Penn Millers Holding Corporation Employee Stock Ownership Plan (which we refer to as the “ESOP”), shares are allocated to accounts in the name of the individuals who participate in the ESOP. The voting rights for shares in each individual participant’s ESOP account are passed through to that participant. Because participants can vote shares in their ESOP accounts, but cannot sell them at this time, participants in the ESOP have sole voting power and no dispositive power over shares allocated to their ESOP accounts. As of the December 31, 2010 ESOP year-end, 539,999 shares were held in the ESOP’s related trust. Of these 539,999 shares, 63,000 shares are allocated to the accounts of eligible ESOP participants. The remaining 476,999 shares are held in an unallocated account in the ESOP’s related trust and will be allocated to eligible ESOP participants in accordance with the terms of the ESOP. The ESOP trustee votes all unallocated shares in the same proportion as the allocated shares are voted. The number of shares allocated to the account of each named executive officer is disclosed in the footnotes to the beneficial ownership table which appears below under the heading “Beneficial Ownership by Management” and is also included in the total ESOP figure.

(2)	Castine Capital Management, LLC shares dispositive and voting power over 320,413 of its shares with Castine Partners II, LP.

(3)	Aegis Financial Corp is an investment advisor that acts through its principal, Scott L. Barbee, with sole dispositive and voting power over its shares.

(4)	Wellington Management Company, LLP is an investment adviser, which is deemed to be the record owner of the shares held by its clients. Its clients include First Opportunity Fund, which holds over 5% of our outstanding common stock shares.

BENEFICIAL OWNERSHIP BY MANAGEMENT

The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of March 16, 2011, by each present director, nominee for director, and each executive officer appearing below:

	Number of
Name	Shares(1)	Percent

Directors:
Heather M. Acker(2)	8,800	*
F. Kenneth Ackerman, Jr.(2)	10,300	*
E. Lee Beard	4,500	*
Dorrance R. Belin(2)	15,300	*
John L. Churnetski(2)	8,800	*
John M. Coleman(2)	34,300	*
Douglas A. Gaudet(1)(3)	58,030	1.1%
Kim E. Michelstein(2)	10,300	*
Robert A. Nearing, Jr.(2)	7,800	*
Donald A. Pizer(2)	6,100	*
James M. Revie(2)	6,300	*
Executive Officers:
Michael O. Banks(1)(4)	21,545	*
Harold W. Roberts(1)(5)	12,155	*
Keith A. Fry(1)(6)	4,258	*
Kevin D. Higgins(1)(7)	11,660	*
Jonathan C. Couch(1)(8)	5,931	*
Joseph J. Survilla(1)(9)	3,971	*

All Directors and Executive Officers as a Group (17 persons)	230,050	4.5%

(1)	Includes shares allocated to employee accounts under our employee stock ownership plan. Messrs. Gaudet, Banks, Roberts, Fry, Higgins, Couch and Survilla have earned 2,472, 2,197, 3,258, 2,348, 304, 1,044, and 1,966 shares each, respectively. These shares, a portion of which are unvested, are eligible to be voted by the holder and vest over 6 years.

(2)	Includes options to purchase 300 shares of our common stock exercisable within 60 days after March 16, 2011.

(3)	Includes 17,491 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 6,067 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(4)	Includes 6,350 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 2,598 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(5)	Includes 4,827 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 1,680 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(6)	Includes 421 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 1,533 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(7)	Includes 5,348 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 1,464 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(8)	Includes 421 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 966 options to purchase our common stock exercisable within 60 days after March 16, 2011.

(9)	Includes 421 shares of restricted stock vested as of March 16, 2011 or scheduled to vest within 60 days thereafter; and 984 options to purchase our common stock exercisable within 60 days after March 16, 2011.

*	Less than one percent

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors, and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2010, except for one late filing of a Form 4 related to one transaction for Mr. Pizer.

SHAREHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2012 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, 72 North Franklin Street P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2012 Annual Meeting Proxy Statement and form of proxy to be made available in April 2012, a proposal must be received by our Corporate Secretary on or before December 7, 2011.

Our bylaws require advance notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office no less than 90 days prior to, and not more than 150 days before, the date of the annual meeting; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received no later than the close of business on the 7th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. The bylaws, which have certain other related requirements, are posted on our website at www.pennmillers.com.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Michael O. Banks
Executive Vice President, Chief Financial Officer &
Corporate Secretary

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	PENN MILLERS HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 2011
     The shareholder of record hereby appoints F. Kenneth Ackerman, Jr. and Michael O. Banks, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of Shareholders of Penn Millers Holding Corporation (the “Company”), to be held at the offices of Penn Millers Holding Corporation, 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301 on Wednesday, May 11, 2011 at 2:00 p.m. (Eastern Time), and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

		With-	For All
	For	hold	Except
1. To elect the three Class II directors and one Class III director.	☐	☐	☐
Election as Class II Directors — Term Expires in 2014
(01) Heather M. Acker       (02) Dorrance R. Belin, Esq
(03) Kim E. Michelstein
Election as Class III Director — Term Expires in 2012
(04) E. Lee Beard
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐
3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

é           Detach above card, sign, date and mail in postage paid envelope provided.          é
PENN MILLERS HOLDING CORPORATION
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
     Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Important Notice Regarding the Availability of Proxy Materials for
Our Shareholders Meeting to Be Held on May 11, 2011
The proxy statement and our 2010 Annual Report on Form 10-K are available at http://www.cfpproxy.com/6717
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

6717

VOTE AUTHORIZATION FORM
ESOP PLAN
PENN MILLERS HOLDING CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 2011
     I understand that National Penn Investors Trust Company (“NPITC” or the “ESOP Trustee”) is the holder of record and custodian of all shares of Penn Millers Holding Corporation (the “Company”) common stock credited to me under the Penn Millers Holding Corporation Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders, to be held on Wednesday, May 11, 2011, and any adjournments or postponements thereof. You are to vote my shares as follows.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTE AUTHORIZATION FORM PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê          FOLD AND DETACH HERE          ê
PENN MILLERS HOLDING CORPORATION — ANNUAL MEETING, MAY 11, 2011
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/6717
You can vote in one of three ways:
     1. Call toll free 1-866-289-1737 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
     2. Via the Internet at https://www.proxyvotenow.com/pmic and follow the instructions.
or
     3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
6717/7622

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTE AUTHORIZATION FORM PENN MILLERS HOLDING CORPORATION	Annual Meeting of Shareholders MAY 11, 2011

		For	With- hold	For All Except
1.	To elect the three Class II directors and one Class III director.	☐	☐	☐
Election as Class II Directors — Term Expires in 2014
(01) Heather M. Acker (02) Dorrance R. Belin, Esq
(03) Kim E. Michelstein

Election as Class III Director — Term Expires in 2012
(04) E. Lee Beard

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this Vote Authorization Form in the box below.	Date

Sign above

E

S

O

P

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Mark here if you plan to attend the meeting				☐

Mark here for address change and note change				☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE NO LATER THAN MAY 6, 2011.

  IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

é	é
VOTE AUTHORIZATION FORM VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed, dated and returned this form. Please note telephone and Internet votes must be cast prior to 3 a.m., May 6, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 6, 2011. 1-866-289-1737	Vote by Internet anytime prior to 3 a.m., May 6, 2011 go to https://www.proxyvotenow.com/pmic

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
Important Notice Regarding the Availability of Proxy Materials for Our
Shareholders Meeting to Be Held on May 11, 2011
The proxy statement and our 2010 Annual Report on Form 10-K are available at http://www.cfpproxy.com/6717

Your vote is important!

REVOCABLE PROXY
PENN MILLERS HOLDING CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 2011
2:00 p.m. (Eastern Time)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The shareholder of record hereby appoints F. Kenneth Ackerman, Jr. and Michael O. Banks, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Penn Millers Holding Corporation (the “Company”), to be held at the offices of Penn Millers Holding Corporation, 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301 on Wednesday, May 11, 2011 at 2:00 p.m. (Eastern Time), and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.
          This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)

ê	FOLD AND DETACH HERE	ê
PENN MILLERS HOLDING CORPORATION — ANNUAL MEETING, MAY 11, 2011
YOUR VOTE IS IMPORTANT!
Proxy Materials are available on-line at:
http://www.cfpproxy.com/6717
You can vote in one of three ways:
1.	Call toll free 1-866-289-1737 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/pmic and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
6717

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENN MILLERS HOLDING CORPORATION	Annual Meeting of Shareholders MAY 11, 2011

			With-	For All
		For	hold	Except			For	Against	Abstain
1.	To elect the three Class II directors and one Class III director. Election as Class II Directors — Term Expires in 2014 (01) Heather M. Acker (02) Dorrance R. Belin, Esq (03) Kim E. Michelstein	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐
					3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Election as Class III Director — Term Expires in 2012 (04) E. Lee Beard
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
					Mark here if you plan to attend the meeting				☐

					Mark here for address change and note change				☐

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

 IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

é	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	é
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 11, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 11, 2011. 1-866-289-1737	Vote by Internet anytime prior to 3 a.m., May 11, 2011 go to https://www.proxyvotenow.com/pmic

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
Important Notice Regarding the Availability of Proxy Materials for Our
Shareholders Meeting to Be Held on May 11, 2011
The proxy statement and our 2010 Annual Report on Form 10-K are available at http://www.cfpproxy.com/6717

Your vote is important!